Exhibit 99.2

CLEARWATER PAPER CORPORATION SECOND QUARTER 2015 SUPPLEMENTAL INFORMATION LINDA MASSMAN PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR JOHN HERTZ SENIOR VICE PRESIDENT FINANCE AND CHIEF FINANCIAL OFFICER

FORWARD-LOOKING STATEMENTS This supplemental information contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, segment, corporate and consolidated outlook for Q3 2015 and fiscal year 2015; production; product volumes shipped; product pricing and sales mix; pulp and wood fiber costs and supply; chemical costs; operational and packaging supply costs; transportation costs; energy costs; cost and timing of major maintenance and repairs; cost of wages and benefits; selling, general, and administrative expenses; corporate expenses; consolidated sales and operating margins; EBITDA sensitivities; and estimated Q3 2015 adjusted EBITDA. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this presentation. Important factors that could cause or contribute to such differences include the risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, as well as the following: competitive pricing pressures for our products, including as a result of increased capacity as additional manufacturing facilities are operated by our competitors; customer acceptance, timing and quantity of purchases of our new through-air-dried, or TAD products, or other tissue products; the loss of or changes in prices in regards to a significant customer; changes in transportation costs and disruptions in transportation services; manufacturing or operating disruptions, including equipment malfunction and damage to our manufacturing facilities caused by fire or weather-related events and IT system failures; changes in the cost and availability of wood fiber and wood pulp; labor disruptions; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; environmental liabilities or expenditures; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; changes in customer product preferences and competitors' product offerings; changes in expenses and required contributions associated with our pension plans; reliance on a limited number of third-party suppliers for raw materials; cyclical industry conditions; inability to successfully implement our operational efficiencies and expansion strategies; inability to fund our debt obligations; restrictions on our business from debt covenants and terms; and changes in laws, regulations or industry standards affecting our business. Forward-looking statements contained in this presentation present management’s views only as of the date of this presentation. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. 1 announced price increases for our products may not be accepted in whole or part;

SECOND QUARTER SUMMARY $445 MILLION NET SALES, UP 2.4% VS. Q1‘15 $51 MILLION ADJUSTED EBITDA1, UP 33.5% VS. Q1‘15 120 BASIS POINTS ADJUSTED EBITDA MARGIN1,2 IMPROVEMENT IN CONSUMER PRODUCTS VS. Q1‘15 COMPLETED MAJOR MAINTENANCE AT OUR ARKANSAS PAPERBOARD FACILITY, $7 MILLION COST CONTINUED FOCUS ON OPERATIONAL EFFICIENCY TO REDUCE COSTS, IMPROVE MARGIN 1 Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below. 2 Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net sales.2

FINANCIAL SUMMARY
(UNAUDITED)

CLEARWATER PAPER

(Dollars in thousands - except per-share amounts)	RESULTS INCLUDE SPECIALTY MILLS[6]				RESULTS WITHOUT SPECIALTY MILLS		
	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15 Outlook[5]
Net sales	$ 484,920	$ 498,759	$ 511,142	$ 472,318	$ 434,026	$ 444,558	0%-2% higher
Adjusted gross profit[1]	$ 62,982	$ 66,865	$ 80,604	$ 62,537	$ 46,478	$ 60,946	
Adjusted gross profit margin[1,2]	13.0%	13.4%	15.8%	13.2%	10.7%	13.7%	
Adjusted selling, general and administrative expenses[1]	($30,465)	($31,601)	($30,936)	($31,620)	($29,558)	($30,926)	
Adjusted operating income (loss)[1]	$ 32,517	$ 35,264	$ 49,668	$ 30,917	$ 16,920	$ 30,020	
Consumer Products	8,659	14,922	17,923	13,339	13,632	16,436	
Pulp and Paperboard	36,776	33,635	45,602	31,236	17,110	27,754	
Corporate	(12,918)	(13,293)	(13,857)	(13,658)	(13,822)	(14,170)	
Adjusted operating margin[1,3]	6.7%	7.1%	9.7%	6.5%	3.9%	6.8%	9.0%-10.5%
Interest expense, net	($10,734)	($10,688)	($9,570)	($8,158)	($7,782)	($7,774)	
Adjusted income tax provision[1]	($7,881)	($9,323)	($14,403)	($7,782)	($2,217)	($8,055)	
Adjusted net earnings[1]	$ 13,902	$ 15,253	$ 25,695	$ 14,977	$ 6,921	$ 14,191	
Depreciation and amortization expense	$ 22,231	$ 22,015	$ 22,293	$ 23,606	$ 21,008	$ 20,632	
Adjusted EBITDA[1]	$ 54,748	$ 57,279	$ 71,961	$ 54,523	$ 37,928	$ 50,652	$62,000-$70,000
Consumer Products	24,149	29,993	33,407	28,798	26,609	29,874	
Pulp and Paperboard	43,046	39,654	51,541	38,460	24,421	34,491	
Corporate	(12,447)	(12,368)	(12,987)	(12,735)	(13,102)	(13,713)	
Adjusted EBITDA margin[1,4]	11.3%	11.5%	14.1%	11.5%	8.7%	11.4%	
Adjusted net earnings per diluted common share[1]	$ 0.66	$ 0.74	$ 1.28	$ 0.77	$ 0.36	$ 0.74	
Debt to rolling four quarter total Adjusted EBITDA[1]	3.0	2.9	2.5	2.4	2.6	2.7	
Capital Expenditures	$ 14,751	$ 16,949	$ 26,161	$ 41,739	$ 20,809	$ 29,542	

[1] Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below.
[2] Adjusted gross profit margin is defined as Adjusted gross profit divided by Net sales.
[3] Adjusted operating margin is defined as Adjusted operating income divided by Net sales.
[4] Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net sales
[5] This information is based upon management's current expectations and estimates, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See "Forward-Looking Statements" on page 1.
[6] Results include specialty tissue business which was sold at the end of Q4'14.

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Q2’15 VS. Q1’15 CONSOLIDATED ADJUSTED EBITDA1 BRIDGE 1 Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below. $37.9 $3.6 $2.0 $1.4 $0.8 $1.3 $1.7 $7.2 $2.0 $0.6 $0.6 $50.7 $30 $35 $40 $45 $50 $55 $60 ADJ. EBITDA1 (MILLIONS) PRICE/MIX Higher mix of parent roll sales at slightly lower parent roll prices, paperboard quality related rebates VOLUME Higher seasonal paperboard shipments, higher non-retail tissue sales PPD WOOD FIBER Fiber prices down due to improved supply in Idaho and Arkansas wood baskets CPD PULP Lower external pulp usage due to no major maintenance outage at Idaho PPD in Q2 CHEMICALS Lower polyethylene prices and reduced usage due to capital improvements in Arkansas ENERGY Lower natural gas prices and lower usage due to warmer weather MAINTENANCE Idaho major maintenance outage completed in Q1 ($15M), Arkansas completed in Q2 ($7M), partly offset by additional routine maintenance OP. & PKG. SUPPLIES Lower operating labor costs and benefits due to operational efficiency improvements WAGES & BENEFITS Lower packaging costs due to sales mix shift from facial to bath and towel products, operational efficiency improvements

Q2'15 VS. Q2'14 CONSOLIDATED ADJUSTED EBITDA[1] BRIDGE

CLEARWATER PAPER

SALE OF SPECIALTY MILLS	Divested 5 specialty mills in Q4'14
PRICE/MIX	Lower retail sales, higher parent roll shipments, lower conventional tissue pricing
VOLUME	Lower retail case sales, partly offset by increased parent roll sales and paperboard shipments
PPD WOOD FIBER	Higher purchased pulp due to major maintenance outage at Arkansas in Q2'15
CPD PULP	Favorable external pulp pricing, increased usage of internal pulp
CHEMICALS	Lower polyethylene prices and reduced usage due to capital improvements in Arkansas
ENERGY	Lower natural gas prices
MAINTENANCE	Major maintenance outage at Arkansas PPD completed in Q2'15



ADJ. EBITDA[1] (MILLIONS)
$70
$65
$60
$55
$50
$45
$40
$35
$30
$57.3
$4.6
$52.7
$1.3
$1.3
$0.8
$2.7
$4.7
$2.2
$6.7
$1.5
$50.7
Q2'14 Adj. EBITDA[1]
Sale of Specialty Mills
Q2'14 Adj. EBITDA ex Specialty[1]
Price/Mix
Volume
PPD Wood Fiber
CPD Pulp
Chemicals
Energy
Maintenance
Other
Q2'15 Adj. EBITDA[1]

[1] Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below.

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KEY SEGMENT RESULTS – CONSUMER PRODUCTS (UNAUDITED) 1 Includes away-from-home (AFH), contract, machine-glazed (MG) and parent roll tissue products. 2 Includes retail, AFH, and contract tissue case products. 3 Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below. 4 Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment net sales. Shipments Non-Retail (short tons) Retail (short tons) Total Tissue Tons Converted Products (cases in thousands)2 Sales Price Non-Retail ($/short ton)1 Retail ($/short ton) Total Tissue ($/short ton) Segment net sales ($ in thousands) Segment Adjusted EBITDA3 ($ in thousands) Segment Adjusted EBITDA margin3,4 56,839 75,009 70,919 127,758 13,437 $1,489 $2,841 $2,239 $286,508 $24,149 8.4% 59,832 134,841 14,101 $1,492 $2,795 $2,217 $299,130 $29,993 10.0% 10.9% $33,407 $306,104 $2,259 $2,836 $1,531 14,360 135,066 75,363 59,703 57,765 72,420 130,185 13,603 $1,506 $2,820 $2,237 $291,643 $28,798 9.9% 11.3% $26,609 $235,176 $2,546 $2,864 $1,475 13,025 92,209 71,102 21,107 24,744 71,476 96,220 13,125 $1,430 $2,846 $2,482 $239,391 $29,874 12.5% 17.0% Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Results Include Specialty Mills Results Without Specialty Mills

CLEARWATER PAPER TISSUE SHIPMENTS AND U.S. RETAIL TISSUE MARKET Retail 74% AFH 8% Parent Rolls 16% Other 2% CLW Q2’15 by Market Segment (% of Tons) Retail 77% AFH 7% Parent Rolls 14% Other 2% CLW Q1’15 by Market Segment (% of Tons) U.S. Retail Tissue Market (MultiOutlet)1 CATEGORY Total Retail Tissue Share % Change Q2’15 vs. Q1’15 0.4% 28% PRIVATE LABEL BRANDS 72% (0.4)% % - 100% TOTAL

Q2’15 VS. Q1’15 CONSUMER PRODUCTS ADJUSTED EBITDA1 BRIDGE ICE/MIX SHIPMENT VOLUMES EXTERNAL PULP CHEMICAL COSTS OP. & PKG. SUPPLIES TRANSPORTATION COSTS ENERGY COSTS MAINTENANCE SG&A Q2’15 OUTLOOK VERSUS Q1’15 Stable 0-2% higher Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: stable Cost / shipped ton: higher Cost / shipped ton: stable higher stable Q2’15 ACTUAL VERSUS Q1’15 2% lower 4% higher Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: lower stable stable Q2’15 VS. Q1’15 CONSUMER PRODUCTS ADJUSTED EBITDA1 BRIDGE ICE/MIX SHIPMENT VOLUMES EXTERNAL PULP CHEMICAL COSTS OP. & PKG. SUPPLIES TRANSPORTATION COSTS ENERGY COSTS MAINTENANCE SG&A Q2’15 OUTLOOK VERSUS Q1’15 Stable 0-2% higher Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: stable Cost / shipped ton: higher Cost / shipped ton: stable higher stable Q2’15 ACTUAL VERSUS Q1’15 2% lower 4% higher Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: lower stable stable Q2’15 VS. Q1’15 CONSUMER PRODUCTS ADJUSTED EBITDA1 BRIDGE ICE/MIX SHIPMENT VOLUMES EXTERNAL PULP CHEMICAL COSTS OP. & PKG. SUPPLIES TRANSPORTATION COSTS ENERGY COSTS MAINTENANCE SG&A Q2’15 OUTLOOK VERSUS Q1’15 Stable 0-2% higher Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: stable Cost / shipped ton: higher Cost / shipped ton: stable higher stable Q2’15 ACTUAL VERSUS Q1’15 2% lower 4% higher Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: lower stable stable

KEY SEGMENT RESULTS – PULP AND PAPERBOARD (UNAUDITED) 1 Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below. Shipments Paperboard (short tons) Sales Price Paperboard ($/short ton) Segment net sales ($ in thousands) Segment Adjusted EBITDA1 ($ in thousands) Segment Adjusted EBITDA margin1,2 21.7% $43,046 $198,412 200,665 195,924 201,609 176,467 191,635 204,983 $199,629 $205,038 $180,675 $198,850 $205,167 $988 $1,017 $1,016 $1,017 $1,031 $997 $39,654 $51,541 $38,460 $24,421 $34,491 19.9% 25.1% 21.3% 12.3% 16.8% 19.0%

CLEARWATER PAPER PAPERBOARD SHIPMENTS AND U.S. PAPERBOARD MARKET U.S. Paperboard Production3 CATEGORY Total Domestic SBS1 Market Share Folding Food Service2 Liquid Packaging CLEARWATER PAPER 18% 13% 7% OTHER 14% 86% 82% 87% 93%

Q2’15 VS. Q1’15 PULP AND PAPERBOARD ADJUSTED EBITDA1 BRIDGE PRICE/MIX Q2’15 OUTLOOK VERSUS Q1’15 Q2’15 ACTUAL VERSUS Q1’15 3% lower 0% Stable SHIPMENT VOLUMES WOOD FIBER CHEMICAL COSTS OP. & PKG. SUPPLIES TRANSPORTATION COSTS ENERGY COSTS MAINTENANCE SG&A 0-2% Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: stable Cost / shipped ton: higher Cost / shipped ton: stable $7-$9M lower Stable 7% higher Cost / shipped ton: lower Cost / shipped ton: lower Cost / shipped ton: lower Cost / shipped ton: stable Cost / shipped ton: lower $7.2M lower Stable

CLEARWATER PAPER CROSS-CYCLE FINANCIAL MODEL 1 Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below. (Dollars in thousands)Q1'14Q2'14Q3'14Q4'14Q1'15Q2'15Net sales100%100%100%100%100%100%100%Adjusted gross profit margin113.0%13.4%15.8%13.2%10.7%13.7%17.0% Adjusted SG&A expenses1 as % of net sales(6.3%)(6.3%)(6.1%)(6.7%)(6.8%)(7.0%)(6.0%)Adjusted operating margin16.7%7.1%9.7%6.5%3.9%6.8%11.0% Adjusted net earnings1 as % of net sales2.9%3.1%5.0%3.2%1.6%3.2%5.0% Adjusted EBITDA margin111.3%11.5%14.1%11.5%8.7%11.4%15.0%CLEARWATER PAPER CROSS-CYCLE FINANCIAL MODEL12

RETURN ON INVESTED CAPITAL1,6 (UNAUDITED) 12.4% 12.7% 16.7% 4.7% 4.3% 11.1% 12.7% 12.2% 8.3% 7.7% 6.5% 4.5% 3.7% 0% 5% 10% 15% 20% 2011 2012 2013 2014 LTM Ending 6/30/15 ROIC Adjusted ROIC WACC 2 3,4,5 1 5 4 3 1 Return on Invested Capital (ROIC) is defined as [Net Earnings + Interest Expense] / [Tangible Stockholders’ Equity6 + Debt – Excess (Deficit) Cash6]. 2 Weighted Average Cost of Capital (WACC) is defined as [(Debt x Cost of Debt x {1-Marginal Tax Rate})/(Debt + Stockholders’ Equity)]+ [(Stockholders’ Equity x Cost of Equity)/(Debt + Stockholders’ Equity)]. 3 2013 Adjusted ROIC Net Earnings was adjusted to remove a benefit of $67.5 million from discrete tax items relating to release of uncertain tax positions. 2013 Adjusted ROIC Interest Expense includes debt retirement costs of $17.1 million. 4 2014 Adjusted ROIC Net Earnings was adjusted to remove costs/loss associated with optimization and sale of the specialty mills totaling $37.0 million after-tax. 2014 Adjusted ROIC Interest Expense includes debt retirement costs of $24.4 million. 5 LTM Ending 6/30/15 Adjusted ROIC Net Earnings was adjusted to remove costs/loss associated with optimization and sale of the specialty mills totaling $36.0 million after-tax. LTM Ending 6/30/15 Adjusted ROIC Interest Expense includes debt retirement costs of $24.4 million. 6 Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below.13

THIRD QUARTER 2015 OUTLOOK (COMPARED TO Q2’15)1 CONSUMER PRODUCTS SHIPMENT VOLUMES PRICE/MIX PULP/WOOD FIBER COSTS CHEMICAL COSTS OP. & PKG. SUPPLIES TRANSPORTATION COSTS ENERGY COSTS MAINTENANCE & REPAIRS SG&A PULP AND PAPERBOARD CORPORATE Stable Stable Cost/shipped ton: stable Cost/shipped ton: lower Cost/shipped ton: stable Cost/shipped ton: Stable Cost/shipped ton: Lower Lower due to completion of Arkansas major maintenance outage ($7M) Stable Stable Stable Stable Slightly higher: 0–2% higher Slightly higher: 0–2% higher Cost/shipped ton: stable Cost/shipped ton: stable Cost/shipped ton: stable Cost/shipped ton: higher Cost/shipped ton: stable

BRIDGE TO Q3’15 ADJUSTED EBITDA OUTLOOK1,2 15 1 This information is based upon management’s current expectations and estimates, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements on page 1. 2 Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure below. $51 $1-$3 $2-$4 $2-$3 $1-$3 $7 $1-$2 $62-$70 $15 $25 $35 $45 $55 $65 $75 Q2'15 Adj. EBITDA Shipment volumes Price/Mix Chemicals Energy Maintenance & Repairs Transportation costs Q3'15 Adj. EBITDA Outlook ADJ. EBITDA2 (MILLIONS) 1,2 2

EBITDA SENSITIVITIES

COGS INPUT	UNIT OF MEASURE	2014 UNITS (APPROXIMATION)	$ CHANGE PER UNIT +/-	APPROXIMATE ANNUAL EBITDA IMPACT +/- (DOLLARS IN MILLIONS)
Purchased Pulp	Ton	250,000	$25	$6.3
Chips/Sawdust	Ton	2,300,000	$3	$6.9
Diesel	Gallon of Diesel	10,000,000	$0.50	$5.0
Linehaul Rate	Mile	65,000,000	$0.10	$6.5
Chemicals	Paper Ton Produced	1,200,000	$5	$6.0
Electricity	MWh	1,200,000	$5	$6.0
Natural Gas	MBTU	10,200,000	$0.50	$5.1

**Excluding specialty mills*

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ADJUSTED GROSS PROFIT & ADJUSTED SG&A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED) 1 Gross profit is defined as net sales minus cost of sales. 2 Adjusted gross profit and Adjusted selling, general and administrative expenses exclude the impact of the items listed that we do not believe are indicative of our core operating performance. (Dollars in thousands)Q1'14Q2'14Q3'14Q4'14Q1'15Q2'15Gross profit1$ 58,291$ 64,648$ 76,685$ 58,675$ 44,194$ 60,211Costs associated with Thomaston facility closure750 374 42 91 - - Costs associated with Long Island facility closure3,941 1,843 3,877 3,771 554 735 Costs associated with labor agreement- - - - 1,730 - Adjusted gross profit2$ 62,982$ 66,865$ 80,604$ 62,537$ 46,478$ 60,946Selling, general and administrative expenses (SG&A)($33,514)($31,565)($31,817)($33,206)($28,957)($28,138)Costs associated with Long Island facility closure232 - - - - - Directors' equity-based compensation expense (benefit)2,817 (36) (185) 2,010 (470) (1,457) Costs/loss associated with optimization and sale of the specialty mills- - 1,066 (424) (131) (1,331) Adjusted selling, general and administrative expenses2($30,465)($31,601)($30,936)($31,620)($29,558)($30,926)17

SEGMENT ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

CLEARWATER PAPER

(Dollars in thousands)	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15
Consumer Products						
Operating (loss) income	($523)	$ 12,705	$ 12,535	($30,745)	$ 12,395	$ 17,032
Costs associated with Thomaston facility closure	750	374	42	91	-	-
Costs associated with Long Island facility closure	8,432	1,843	4,767	3,771	554	735
Costs/loss associated with optimization and sale of the specialty mills	-	-	579	40,222	(131)	(1,331)
Costs associated with labor agreement	-	-	-	-	814	-
Adjusted Consumer Products operating income[1]	$ 8,659	$ 14,922	$ 17,923	$ 13,339	$ 13,632	$ 16,436
Pulp and Paperboard						
Operating Income	$ 36,776	$ 33,635	$ 45,602	$ 28,158	$ 16,194	$ 27,754
Loss on impairment of Clearwater Fiber intangible asset	-	-	-	3,078	-	-
Costs associated with labor agreement	-	-	-	-	916	-
Adjusted Pulp and Paperboard operating income[1]	$ 36,776	$ 33,635	$ 45,602	$ 31,236	$ 17,110	$ 27,754
Corporate						
Operating loss	($15,735)	($13,257)	($14,159)	($15,181)	($13,352)	($12,713)
Directors' equity-based compensation expense (benefit)	2,817	(36)	(185)	2,010	(470)	(1,457)
Costs/loss associated with optimization and sale of the specialty mills	-	-	487	(487)	-	-
Adjusted Corporate operating loss[1]	($12,918)	($13,293)	($13,857)	($13,658)	($13,822)	($14,170)

[1] Adjusted operating income (loss) excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

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ADJUSTED NET EARNINGS & ADJUSTED NET EARNINGS PER DILUTED COMMON SHARE RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

CLEARWATER PAPER.

(Dollars in thousands - except per-share amounts)	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15
GAAP net earnings (loss)	$ 6,226	$ 12,453	$ 6,253	($27,247)	$ 5,757	$ 15,597
Special items, after tax:[1]						
Debt retirement costs	-	-	15,777	-	-	-
Directors' equity-based compensation expense (benefit)	1,802	(23)	(120)	1,322	(325)	(998)
Costs associated with Thomaston facility closure	480	242	27	60	-	-
Costs associated with Long Island facility closure	5,394	1,193	3,069	2,480	383	504
Costs/loss associated with optimization and sale of the specialty mills	-	-	689	36,338	(91)	(912)
Discrete tax item related to state tax rate changes	-	1,388	-	-	-	-
Loss on impairment of Clearwater Fiber intangible asset	-	-	-	2,024	-	-
Costs associated with labor agreement	-	-	-	-	1,197	-
Adjusted net earnings[2]	$ 13,902	$ 15,253	$ 25,695	$ 14,977	$ 6,921	$ 14,191
Net earnings (loss) per diluted common share	$ 0.29	$ 0.61	$ 0.31	($1.39)	$ 0.30	$ 0.81
Special items, after tax:[1]						
Debt retirement costs	-	-	0.78	-	-	-
Directors' equity-based compensation expense (benefit)	0.08	-	(0.01)	0.07	(0.02)	(0.05)
Costs associated with Thomaston facility closure	0.02	0.01	-	-	-	-
Costs associated with Long Island facility closure	0.25	0.06	0.15	0.13	0.02	0.03
Costs/loss associated with optimization and sale of the specialty mills	-	-	0.03	1.86	-	(0.05)
Discrete tax item related to state tax rate changes	-	0.07	-	-	-	-
Loss on impairment of Clearwater Fiber intangible asset	-	-	-	0.10	-	-
Costs associated with labor agreement	-	-	-	-	0.06	-
Adjusted net earnings per diluted common share[2]	$ 0.66	$ 0.74	$ 1.28	$ 0.77	$ 0.36	$ 0.74

[1] All non-tax items are tax effected at the expected annual rate for that period.
[2] Adjusted net earnings and Adjusted net earnings per diluted common share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

19

ADJUSTED INCOME TAX PROVISION RECONCILIATION OF NON-GAAP FINANCIAL MEASURE (UNAUDITED) 1 Adjusted income tax provision excludes the impact of the items listed that we do not believe are indicative of our core operating performance. (Dollars in thousands)Q1'14Q2'14Q3'14Q4'14Q1'15Q2'15GAAP income tax provision($3,558)($9,942)($3,735)($1,321)($1,698)($8,702)Special items, tax impact: Debt retirement costs- - (8,643) - - - Directors' equity-based compensation (expense) benefit (1,015) 13 65 (688) 145 459 Costs associated with Thomaston facility closure(270) (132) (15) (31) - - Costs associated with Long Island facility closure(3,038) (650) (1,698) (1,291) (171) (231) Costs/loss associated with optimization and sale of the specialty mills- - (377) (3,397) 40 419 Discrete tax item related to state tax rate changes- 1,388 - - - - Loss on impairment of Clearwater Fiber intangible asset- - - (1,054) - - Costs associated with labor agreement- - - - (533) - Adjusted income tax provision1($7,881)($9,323)($14,403)($7,782)($2,217)($8,055)20

EBITDA & ADJUSTED EBITDA RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

CLEARWATER PAPER.

(Dollars in thousands)	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15
Earnings before interest, income taxes, and depreciation & amortization (EBITDA)[1]						
GAAP net earnings (loss)	$ 6,226	$ 12,453	$ 6,253	($27,247)	$ 5,757	$ 15,597
Interest expense, net[2]	10,734	10,688	33,990	8,158	7,782	7,774
Income tax provision	3,558	9,942	3,735	1,321	1,698	8,702
Depreciation and amortization expense	22,231	22,015	22,293	23,606	21,008	20,632
EBITDA[1]	$ 42,749	$ 55,098	$ 66,271	$ 5,838	$ 36,245	$ 52,705
Directors' equity-based compensation expense (benefit)	2,817	(36)	(185)	2,010	(470)	(1,457)
Costs associated with Thomaston facility closure	750	374	42	91	-	-
Costs associated with Long Island facility closure	8,432	1,843	4,767	3,771	554	735
Costs/loss associated with optimization and sale of the specialty mills	-	-	1,066	39,735	(131)	(1,331)
Loss on impairment of Clearwater Fiber intangible asset	-	-	-	3,078	-	-
Costs associated with labor agreement	-	-	-	-	1,730	-
Adjusted EBITDA[3]	$ 54,748	$ 57,279	$ 71,961	$ 54,523	$ 37,928	$ 50,652

[1] EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is net earnings (loss). EBITDA is net earnings (loss) adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings (loss) computed under GAAP.
[2] Interest expense, net for the third quarter of 2014 includes debt retirement costs of $24.4 million.
[3] Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

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SEGMENT EBITDA & ADJUSTED EBITDA RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

CLEARWATER PAPER®

(Dollars in thousands)	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15
Consumer Products						
Operating (loss) income	($523)	$ 12,705	$ 12,535	$ (30,745)	$ 12,395	$ 17,032
Depreciation and amortization expense	15,490	15,071	15,484	15,459	12,977	13,438
Segment EBITDA[1]	$ 14,967	$ 27,776	$ 28,019	($15,286)	$ 25,372	$ 30,470
Costs associated with Thomaston facility closure	750	374	42	91	-	-
Costs associated with Long Island facility closure	8,432	1,843	4,767	3,771	554	735
Costs/loss associated with optimization and sale of the specialty mills	-	-	579	40,222	(131)	(1,331)
Costs associated with labor agreement	-	-	-	-	814	-
Segment Adjusted EBITDA[2]	$ 24,149	$ 29,993	$ 33,407	$ 28,798	$ 26,609	$ 29,874
Pulp and Paperboard						
Operating income	$ 36,776	$ 33,635	$ 45,602	$ 28,158	$ 16,194	$ 27,754
Depreciation and amortization expense	6,270	6,019	5,939	7,224	7,311	6,737
Segment EBITDA[1]	$ 43,046	$ 39,654	$ 51,541	$ 35,382	$ 23,505	$ 34,491
Loss on impairment of Clearwater Fiber intangible asset	-	-	-	3,078	-	-
Costs associated with labor agreement	-	-	-	-	916	-
Segment Adjusted EBITDA[2]	$ 43,046	$ 39,654	$ 51,541	$ 38,460	$ 24,421	$ 34,491
Corporate						
Operating loss	($15,735)	($13,257)	($14,159)	($15,181)	($13,352)	($12,713)
Depreciation and amortization expense	471	925	870	923	720	457
Corporate EBITDA[1]	($15,264)	($12,332)	($13,289)	($14,258)	($12,632)	($12,256)
Directors' equity-based compensation expense (benefit)	2,817	(36)	(185)	2,010	(470)	(1,457)
Costs/loss associated with optimization and sale of the specialty mills	-	-	487	(487)	-	-
Corporate Adjusted EBITDA[2]	($12,447)	($12,368)	($12,987)	($12,735)	($13,102)	($13,713)

[1] Segment EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is segment operating income (loss). Segment EBITDA is segment operating income (loss) adjusted for depreciation and amortization. It should not be considered as an alternative to segment operating income (loss) computed under GAAP.
[2] Segment Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

22

RETURN ON INVESTED CAPITAL, TANGIBLE STOCKHOLDERS' EQUITY & EXCESS CASH RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

CLEARWATER PAPER.

(Dollars in thousands)	2011	2012	2013	2014	Twelve Months Ending June 30, 2015
Net earnings (loss)	$ 39,674	$ 64,131	$ 106,955	($2,315)	$ 360
Interest expense, net	44,809	33,796	44,036	39,150	33,284
Net earnings before interest[1]	$ 84,483	$ 97,927	$ 150,991	$ 36,835	$ 33,644
Tangible stockholders' equity[2]	$ 205,623	$ 263,608	$ 334,783	$ 263,494	$ 255,741
Debt	523,694	523,933	650,000	575,000	575,000
Less excess cash[3]	(48,440)	(17,579)	(78,675)	(62,331)	(56,465)
Invested capital	$ 680,877	$ 769,962	$ 906,108	$ 776,163	$ 774,276
Return on Invested Capital (ROIC)	12.4%	12.7%	16.7%	4.7%	4.3%
Stockholders' equity	$ 484,904	$ 540,894	$ 605,094	$ 497,537	$ 487,301
Goodwill	(229,533)	(229,533)	(229,533)	(209,087)	(209,087)
Intangible assets, net	(49,748)	(47,753)	(40,778)	(24,956)	(22,473)
Tangible stockholders' equity[2]	$ 205,623	$ 263,608	$ 334,783	$ 263,494	$ 255,741
Cash	$ 8,439	$ 12,579	$ 23,675	$ 27,331	$ 11,465
Short-term investments	55,001	20,000	70,000	50,000	60,000
Operating cash[4]	(15,000)	(15,000)	(15,000)	(15,000)	(15,000)
Excess cash[3]	$ 48,440	$ 17,579	$ 78,675	$ 62,331	$ 56,465

[1] Non-GAAP measure.
[2] Tangible stockholders' equity is defined as stockholders' equity less Goodwill and Intangible assets, net.
[3] Excess cash is defined as the sum of Cash and Short-term investments less Operating cash[4].
[4] Operating cash is defined as a minimum amount of available cash deemed by management to be sufficient to avoid operating disruptions due to a mismatch of cash inflows and outflows during an accounting period.
Note: Balance sheet items are as of the end of each period presented.

23

PRO FORMA IMPACT OF SALE OF SPECIALTY MILLS
(UNAUDITED)

CLEARWATER PAPER

(Dollars in millions)	CONSUMER PRODUCTS INCLUDING SPECIALTY MILLS TWELVE MONTHS ENDED DECEMBER 31, 2014	SPECIALTY MILLS PRO FORMA TWELVE MONTHS ENDED NOVEMBER 30, 2014	CONSUMER PRODUCTS EXCLUDING SPECIALTY MILLS PRO FORMA
Net sales	$1,183.4	$217.7	$965.7
Adjusted operating income[1]	$54.8	$8.8	$46.0
Depreciation and amortization expense	$61.5	$9.6	$51.9
Adjusted EBITDA[1]	$116.3	$18.4	$97.9

[1] Non-GAAP measure – See definition and reconciliation to most comparable GAAP measure

24

Q3'15 OUTLOOK[1] RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

CLEARWATER PAPER

(Dollars in thousands)	OUTLOOK THREE MONTHS ENDING SEPTEMBER 30, 2015 RANGE OF ESTIMATE FROM	TO
Earnings before interest, income taxes, and depreciation & amortization (EBITDA)[2]		
GAAP net earnings	$21,000	$25,000
Interest expense, net	$8,000	$8,000
Income tax provision	$11,000	$14,000
Depreciation and amortization expense	$21,000	$22,000
EBITDA[2]	$61,000	$69,000
Directors' equity-based compensation expense	$700	$700
Costs associated with Long Island facility closure	$300	$300
Adjusted EBITDA[3]	$62,000	$70,000

[1] This information is based upon management's current expectations and estimates, which are in part based on market and industry data. Many factors are outside the control of management, including particularly input costs for commodity products, and actual results may differ materially from the information set forth above. See "Forward-Looking Statements" on page 1.
[2] EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is net earnings (loss). EBITDA is net earnings adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.
[3] Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

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